FORTRESS TRANSPORTATION & INFRASTRUCTURE

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
1345 AVENUE OF THE AMERICAS
45TH FLOOR
NEW YORK, NY 10105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the meeting or cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the meeting or cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. Proposal to adopt the Agreement and Plan of Merger (the “merger agreement”), dated as of August [●], 2022, by and among Fortress Transportation and Infrastructure Investors LLC (“FTAI”), FTAI Finance Holdco Ltd. (to be known as FTAI Aviation Ltd. following the Holdco Merger (as defined in the proxy statement/prospectus)) (the “Company”) and FTAI Aviation Merger Sub LLC (“Merger Sub”) which, among other things, provides for the merger of Merger Sub with and into FTAI (the “merger”), with FTAI surviving the merger and becoming a wholly-owned subsidiary of the Company (the “merger proposal”).	☐	☐	☐
2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, FTAI is not authorized to consummate the merger (the “adjournment proposal”).	☐	☐	☐

For detailed instructions on how to register and attend the meeting, please see the proxy statement/prospectus.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

0000561949_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement and Special Report are available at www.proxyvote.com

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
Special Meeting of Shareholders
[●], 2022
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Joseph P. Adams, Jr. and Eun Nam, or any of them, as proxy holders, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [●] AM, Eastern Time on [●], 2022 at Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED (i) FOR THE MERGER PROPOSAL AND (ii) FOR THE ADJOURNMENT PROPOSAL.

Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope.

0000561949_2 R1.0.0.24

Continued and to be signed on reverse side